UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

FLEXTRONICS INTERNATIONAL LTD.
 (Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On June 19, 2009, Flextronics International Ltd. (the “Company”) and U.S. Bank National Association, as successor trustee, entered into (i) a Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009 (the “6 1/2% Notes Supplemental Indenture”), which amends the Indenture dated as of May 8, 2003, as amended by an Amendment to Indenture, dated as of July 14, 2005 (as amended, the “6 1/2% Indenture”) under which the Company’s 6 1/2 % Senior Subordinated Notes due 2013 (the “6 1/2% Notes”) were issued and (ii) a Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009 (the “6 1/4% Notes Supplemental Indenture” and, together with the 6 1/2% Notes Supplemental Indenture, the “Supplemental Indentures”), which amends the Indenture dated as of November 17, 2004, as amended by an Amendment to Indenture, dated as of July 14, 2005 (as amended, the “6 1/4 % Indenture” and, together with the 6 1/2% Indenture, the “Indentures”) under which the Company’s 6 1/4 % Senior Subordinated Notes due 2014 (the “6 1/4% Notes” and, together with the 6 1/2% Notes, the “Notes”) were issued.

The Supplemental Indentures were entered into following receipt by the Company of consents from holders of at least a majority of the outstanding aggregate principal amount of each series of Notes (the “Requisite Consents”) in connection with the Company’s previously announced cash tender offer (the “Offer”) and related consent solicitation (the “Consent Solicitation”).

The Supplemental Indentures effect certain proposed amendments (the “Proposed Amendments”) to the Indentures, which, among other things, permit the Company greater flexibility to purchase or make other payments in respect of its equity securities and debt that is subordinated to the Notes and to make other restricted payments under each Indenture, principally by: (i) restarting as of April 1, 2009 the calculation period for determining the Company’s restricted payments capacity; (ii) excluding certain non-cash charges from the calculation of cumulative consolidated net income for purposes of calculating the restricted payments capacity; (iii) permitting the Company to redeem, repurchase, retire or otherwise acquire any portion or all of its outstanding 1% Convertible Subordinated Notes due August 1, 2010; and (iv) permitting the Company and its restricted subsidiaries to make additional restricted payments of up to $250 million in addition to any other restricted payments permitted pursuant to the Indenture. The Supplemental Indentures became effective upon execution. However, the Proposed Amendments will not become operative until the date when amounts payable by the Company pursuant to the Offer and the Consent Solicitation are deposited with the depositary, which is expected to occur promptly following the expiration of the Offer.

The foregoing summary is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.1 and 4.2 and are hereby incorporated by reference in this Item 1.01 of this report on Form 8-K.

Item 8.01 Other Events.

On June 19, 2009, the Company issued a press release announcing the receipt of the Requisite Consents and the execution of the Supplemental Indentures. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009, by and between Flextronics International Ltd. and U.S. Bank National Association, as successor trustee, relating to the 6 1/2% Senior Subordinated Notes.
4.2	Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009, by and between Flextronics International Ltd. and U.S. Bank National Association, as successor trustee, relating to the 6 1/4% Senior Subordinated Notes.
99.1	Press Release, dated June 19, 2009, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: June 19, 2009	By:	/s/ Paul Read
Name: Paul Read Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009, by and between Flextronics International Ltd. and U.S. Bank National Association, as successor trustee, relating to the 6 1/2% Senior Subordinated Notes.
4.2	Supplemental Indenture and Amendment No. 2 to Indenture, dated as of June 19, 2009, by and between Flextronics International Ltd. and U.S. Bank National Association, as successor trustee, relating to the 6 1/4% Senior Subordinated Notes.
99.1	Press Release, dated June 19, 2009, issued by Flextronics International Ltd.